FOR IMMEDIATE RELEASE
PHONE: 609-561-9000
MEDIA RELATIONS CONTACT: JOANNE BRIGANDI x4240
INVESTOR RELATIONS CONTACT: STEPHEN CLARK x4260
MAY 5, 2003


                         SJI HIKES 2003 EARNINGS TARGET

[FOLSOM, NJ] - South Jersey Industries (NYSE:SJI) announced today that earnings per share from continuing operations for the full year 2003 are expected to be at least 7% to 10% higher than 2002 results. This range represents an increase over the previously announced 6% to 7% earnings per share growth targeted for 2003.

         "The strength of SJI's performance year-to-date, coming from both our utility and non-utility businesses, warrants taking this step to apprise investors of our higher expectations for SJI," stated Charles Biscieglia, SJI's Chairman and CEO.

         Today at 3:45 p.m. EDT, SJI will be presenting future performance expectations at the American Gas Association Financial Forum in Scottsdale, Arizona. To listen to a webcast of the presentation, simply visit the South Jersey Industries website at www.sjindustries.com and click the webcast icon.

         South Jersey Industries (NYSE:SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, LLC and Marina Energy LLC. Visit www.sjindustries.com for more information about SJI and its subsidiaries.

                                                                  ###